EXHIBIT 99.1

TUT SYSTEMS, INC. REPORTS FOURTH QUARTER AND YEAR END 2003 RESULTS

Lake Oswego, Oregon, February 2, 2004 —– Tut Systems, Inc. (Nasdaq: TUTS), today announced its fourth quarter and full year results for 2003. Revenue for the quarter ended December 31, 2003 was $9.2 million compared with revenue of $2.5 million for the quarter ended December 31, 2002. This represents a year-over-year increase in revenue of 274%. Revenue for the year ended December 31, 2003 was $32.2 million compared with $9.4 million for the year ended December 31, 2002.  This represents a year-over-year increase in revenue of 244%. The increases are due solely to the strategic acquisition of VideoTele.com in November 2002.  Further, revenue of $9.2 million for the quarter ended December 31, 2003 represents an 8% increase over third quarter 2003 revenues of $8.5 million.

Net loss for the three months ended December 31, 2003 was $(0.5) million or $(0.03) per basic and diluted share and for the year ended December 31, 2003 was $(5.5) million or $(0.28) per basic and diluted share. This compares with the net loss for the three months ended December 31, 2002 of $(17.0) million or $(0.92) per basic and diluted share and for the year ended December 31, 2002 was $(41.6) million or $(2.45) per basic and diluted share.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the quarter ended December 31, 2003 improved by $16.3 million to $0.3 million, compared with a negative $16.1 million for the quarter ended December 31, 2002. EBITDA for the year December 31, 2003 improved by $35.3 million to a negative $2.5 million from a negative $37.8 million for the same period in 2002.  The Company computes EBITDA, as reflected in the table appearing at the end of this press release, by adding net interest, depreciation and amortization expense to its GAAP reported net loss. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Fourth Quarter and Fiscal Year 2003 GAAP to Non-GAAP Reconciliation.”)

2004 Guidance

Because of the high cost per unit of the Company’s headend systems, if it were to sell even one less system than its forecasted number of headend sales per quarter, such as decrease in sales would have a material and adverse impact on its revenue for that quarter.

The Company is providing the following guidance for 2004:

1.               It expects revenue to increase by approximately 30% over 2003 revenue.

2.               It expects first quarter revenue to increase by approximately 5% over fourth quarter 2003 revenue.

3.               It expects the gross margin for the year to be approximately 50%.

4.               It expects total operating expenses for the year to increase by approximately 5% over the annualized amount of operating expenses in the fourth quarter of 2003.

5.               It expects positive earnings per share for the second half of 2004.

Forward Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to our expectation that our 2004 revenue will increase relative to 2003, that our first quarter revenue in 2004 will increase relative to the fourth quarter of 2003, that operating expenses for 2004 will increase relative to 2003, and that we will have positive earnings per share for the second half of 2004 are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to, our ability to timely ship our products, our ability to achieve anticipated pricing, customer acceptance of our products, telephone companies' success in marketing video services to its customers and technical advancements in the transmission of video over DSL.

More detailed information about these risk factors, and additional risk factors, are set forth in Tut's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Additional Risk Factors That Could Affect our Operating Results and the Market Price of Our Stock,” beginning on page 30, in Tut's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 2, 2004. In particular, you should review the risk factors on pages 30-32 of our February 2, 2004 Form 10-K under the headings “We have a history of significant losses, and we may never achieve profitability”, “Each sale of our headend systems represents a significant portion of our revenue for any given quarter....”,“We operate in an intensely competitive marketplace, and many of our competitors have better resources than we do”, “If the projected growth in demand for video services from telephone service providers does not materialize....”, and “Our operating results fluctuate significantly from quarter to quarter, and this may cause the price of our stock to decline.” Tut expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Fourth Quarter Conference Call Information

Tut Systems will host a conference call to discuss fourth quarter results beginning today at 2:00 pm Pacific time. For callers within the United States, please dial 800-939-8871 at least 5 minutes before start time or visit http://www.tutsystems.com.  International participants may dial 706-643-1559 or visit http://www.tutsystems.com.

For callers within the United States accessing the conference call replay, please dial 800-642-1687, conference identification code, 3597971. International participants may dial +1-706-645-9291. The replay will be available at http://www.tutsystems.com two hours after the call ends for at least one week.

Recent Announcements:

Significant announcements from Tut Systems since the third quarter earnings release include:

10/29/03	Tut Systems Appoints Sales Director for Asia-Pacific Region
11/11/03	Tut Systems to Incorporate Microsoft Windows Media 9 Series Into Astria(R) IPTV Platform
11/12/03	Oxford Networks Selects Tut Systems IP Video Platform to Feed Its Fiber-to-the-Home Network

1/5/04	Tut Systems Reaches Settlement in Shareholder Lawsuits
1/27/04	New York’s WRNN-TV Selects Tut Systems’ Video Trunking Solution to Link Broadcast Facilities

About Tut Systems, Inc.

Tut Systems, Inc. (NASDAQ: TUTS) delivers industry leading content processing and distribution products for deploying next-generation data and video services over broadband networks. Tut Systems products are used by telecommunications, cable, entertainment and communications companies, as well as government agencies from around the world, to enable the delivery of broadcast-quality video over any broadband network.

Tut Systems is headquartered in Lake Oswego, OR and on the Internet at <http://www.tutsystems.com>. Tut Systems may be contacted at 503-594-1400 or 800-998-4888.

- FINANCIAL TABLES FOLLOW -

Contact:

Randy Gausman

Chief Financial Officer

Tut Systems

(503)-594-1400

RandallG@VideoTele.com

Jeff Schline

Manager, Corporate Communications

Tut Systems

(503) 594-1364

jschline@VideoTele.com

TUT SYSTEMS, INC.

FOURTH QUARTER AND FISCAL YEAR 2003 GAAP TO NON-GAAP RECONCILIATION

(in thousands)

(unaudited)

Use of Non-GAAP Financial Measures

EBITDA is a financial measure that is not determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA does not represent funds available for management’s discretionary use and is not intended to represent cash flow from operations.  EBITDA should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, both of which are determined in accordance with GAAP.  EBITDA excludes components that are significant in understanding and assessing the Company’s results of operations and cash flows.  In addition, EBITDA is not a term defined by GAAP and as a result, our measure of EBITDA might not be comparable to similarly titled measures used by other companies.  The Company presents the reconciliation from net loss to EBITDA since the Company deems net loss the most directly comparable GAAP term.

However, the Company believes that EBITDA is relevant and useful information.  Company management refers to EBITDA in making operating decisions because it provides meaningful supplemental information regarding the company’s operational performance.   For instance, management believes that EBITDA is useful in assessing the Company’s core operating results and internal comparisons to the Company’s historical operating results.  Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of our operating performance, as an additional measure of performance and liquidity and to provide additional information with respect to the Company’s ability to meet future debt service, capital expenditures and working capital requirements.

	Three months ended December 31,		Year ended December 31,
	2002	2003	2002	2003

Net loss	$(17,005)	$(519)	$(41,625)	$(5,517)

Depreciation	617	301	3,162	1,097
Amortization	405	449	1,304	1,809
Interest expense (income), net	(81)	34	(680)	62
EBITDA	$(16,064)	$265	$(37,839)	$(2,549)

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2002	2003	2002	2003
Revenues:
Product	$2,266	$9,090	$8,582	$31,474
License and royalty	198	114	789	718
Total revenues	2,464	9,204	9,371	32,192

Cost of goods sold:	4,569	4,621	13,909	15,646

Gross profit (loss)	(2,105)	4,583	(4,538)	16,546
	(85.4)%	49.8%	(48.4)%	51.4%
Operating expenses:
Sales and marketing	2,083	1,777	8,695	7,479
Research and development	2,379	1,692	12,337	7,909
General and administrative	1,215	1,147	5,060	4,476
Restructuring costs	8,277	—	9,147	292
In process research and development	562	—	562	—
Impairment of intangible assets	—	—	—	128
Amortization of intangible assets	405	449	1,304	1,809
Total operating expenses	14,921	5,065	37,105	22,093

Loss from operations	(17,026)	(482)	(41,643)	(5,547)
Impairment of certain equity investments	—	—	(592)	—
Interest and other (expense) income, net	21	(37)	610	30
Net loss	$(17,005)	$(519)	$(41,625)	$(5,517)

Net loss per share, basic and diluted	$(0.92)	$(0.03)	$(2.45)	$(0.28)

Shares used in computing net loss, basic and diluted	18,460	20,202	16,957	19,996

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2002	December 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$25,571	$14,370
Accounts receivable, net	1,972	7,062
Inventories, net	3,888	4,181
Prepaid expenses and other	1,082	1,026
Total current assets	32,513	26,639
Property and equipment, net	1,630	1,722
Intangibles and other assets	5,586	3,685
Total assets	$39,729	$32,046

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$7,196	$4,571
Deferred revenue	921	253
Total current liabilities	8,117	4,824
Deferred revenue, net of current portion	35	—
Other liabilities	3,346	3,567
Total liabilities	11,498	8,391

Stockholders’ equity	28,231	23,655
Total liabilities and stockholders’ equity	$39,729	$32,046